As filed with the Securities and Exchange Commission on July 31, 2018

Registration No. 333-214680

Registration No. 333-199518

Registration No. 333-171316

Registration No. 333-156496

Registration No. 333-131703

Registration No. 333-112815

Registration No. 333-102185

Registration No. 333-84356

Registration No. 333-65812

Registration No. 333-85131

Registration No. 333-07541

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-214680

REGISTRATION STATEMENT NO. 333-199518

REGISTRATION STATEMENT NO. 333-171316

REGISTRATION STATEMENT NO. 333-156496

REGISTRATION STATEMENT NO. 333-131703

REGISTRATION STATEMENT NO. 333-112815

REGISTRATION STATEMENT NO. 333-102185

REGISTRATION STATEMENT NO. 333-84356

REGISTRATION STATEMENT NO. 333-65812

REGISTRATION STATEMENT NO. 333-85131

REGISTRATION STATEMENT NO. 333-07541

UNDER

THE SECURITIES ACT OF 1933

ABAXIS, INC.

(Exact name of registrant as specified in its charter)

California	000-19720	77-0213001
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Abaxis, Inc. 2014 Equity Incentive Plan, as amended

Abaxis, Inc. 2014 Equity Incentive Plan

Abaxis, Inc. 2005 Equity Incentive Plan

Abaxis, Inc. 1998 Stock Option Plan

Abaxis Tax Deferral Savings Plan

Abaxis, Inc. Outside Director Stock Option Plan

Abaxis, Inc. 1989 Stock Option Plan

(Full title of the plans)

3240 Whipple Road

Union City, CA 94587

(510) 675-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Salvatore Gagliardi

Abaxis, Inc.

c/o Zoetis Inc.

10 Sylvan Way

Parsippany, NJ 07054

(973) 822-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Andrew R. Brownstein

Igor Kirman

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”), filed by Abaxis, Inc., a California corporation (the “Company”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company:

•

Registration Statement No. 333-214680, filed with the SEC on November 17, 2016, pertaining to the registration of 900,000 shares of the Company’s common stock, no par value (the “Common Stock”) issuable pursuant to the Abaxis, Inc. 2014 Equity Incentive Plan, as amended;

•

Registration Statement No. 333-199518, filed with the SEC on October 22, 2014, pertaining to the registration of 1,712,409 shares of Common Stock issuable pursuant to the Abaxis, Inc. 2014 Equity Incentive Plan;

•

Registration Statement No. 333-171316, filed with the SEC on December 21, 2010, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Abaxis, Inc. 2005 Equity Incentive Plan (the “2005 Plan”);

•	Registration Statement No. 333-156496, filed with the SEC on December 30, 2008, pertaining to the registration of 500,000 shares of stock options and Common Stock issuable pursuant to the 2005 Plan;

•	Registration Statement No. 333-131703, filed with the SEC on February 9, 2006, pertaining to the registration of 4,886,000 shares of Common Stock issuable pursuant to the 2005 Plan;

•

Registration Statement No. 333-112815, filed with the SEC on February 13, 2004, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the Abaxis, Inc. 1998 Stock Option Plan (the “1998 Plan”);

•	Registration Statement No. 333-102185, filed with the SEC on December 24, 2002, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the 1998 Plan;

•	Registration Statement No. 333-84356, filed with the SEC on March 15, 2002, pertaining to the registration of 100,000 shares of Common Stock issuable pursuant to the Abaxis Tax Deferral Savings Plan;

•

Registration Statement No. 333-65812, filed with the SEC on July 25, 2001, pertaining to the registration of 500,000 shares of Common Stock issuable pursuant to the 1998 Plan and 50,000 shares of Common Stock issuable pursuant to the Abaxis, Inc. Outside Director Stock Option Plan;

•	Registration Statement No. 333-85131, filed with the SEC on August 13, 1999, pertaining to the registration of 1,000,000 shares of Common Stock issuable pursuant to the 1998 Plan; and

•	Registration Statement No. 333-07541, filed with the SEC on July 3, 1996, pertaining to the registration of 486,000 shares of Common Stock issuable pursuant to the Abaxis, Inc. 1989 Stock Option Plan.

On May 15, 2018, the Company entered into an Agreement and Plan of Merger with Zoetis Inc., a Delaware corporation (“Zoetis”), and Zeus Merger Sub, Inc., a California corporation and indirect wholly owned subsidiary of Zoetis (“Merger Sub”), providing for, among other things, the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and an indirect wholly owned subsidiary of Zoetis (the “Merger”). The Merger became effective on July 31, 2018.

In connection with the Merger, the Company is terminating all offerings of its securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in each Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby deregisters and removes from registration all securities reserved for issuance and registered under each Registration Statement that remain unsold as the effective date of the Merger. The Registration Statements are each hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that all of the requirements for filing on Form S-8 are met and it has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on July 31, 2018. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

ABAXIS, INC.

By:	/s/ Salvatore Gagliardi
Salvatore Gagliardi
Vice President